                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form S-3 of our report dated March 10, 2006, except with respect to our opinion on the consolidated  financial  statements  insofar as it relates to the effects of discontinued  operations as discussed in Note 19, as to which the date is September 15, 2006, relating to the consolidated  financial  statements, financial statement schedules,  management's  assessment of the effectiveness of internal  control over  financial  reporting and the  effectiveness  of internal control  over  financial  reporting,  which  appears in Home  Properties  Inc.'s
Current  Report on Form 8-K dated  September  19,  2006.  We also consent to the incorporation  by  reference in this  Registration  Statement on Form S-3 of our report dated April 12, 2006  relating to the  combined  statement of Revenue and
Certain  Expenses of  Peppertree  Farm and Cinnamon  Run,  which  appears in the
Current  Report  on Form 8-K  dated  April  13,  2006.  We also  consent  to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts

September 19, 2006